UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 20, 2005

EVOLVE ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26415	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (561) 988-0819

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On June 20, 2005, Evolve One completed subscription arrangements with four accredited investors and one unaccredited family member of the chief executive officer of the Company pursuant to which a total of $320,000 was received. Pursuant to the subscription arrangements, the Company issued 19,200,000 shares and an equal number of warrants exercisable at $0.15 per share for a term ending in May 2008. Members of management invested $200,000 of this amount and received 12,000,000 shares and warrants to purchase 12,000,000 shares. No commissions or fees were paid in connection with the issuance. Inasmuch as the investors were all members of management and accredited investors or, in one instance, was a relative of a member of management, the shares were exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE ONE, INC.

By:  /s/ Irwin Horowitz

Irwin Horowitz, President

DATED: June 21, 2005